DOCS-269622.1




                                                     EXHIBIT 32.1


                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


With respect to the Quarterly Report of Central Natural Resources, Inc., a Delaware corporation (the "Company"), on Form 10-Q for the quarter ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Phelps C. Wood, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)   The  Report  fully complies with the  requirements  of
section  13(a) or 15(d) of the Securities Exchange Act  of  1934;
and

     (2)    The  information  contained  in  the  Report   fairly
presents, in all material respects, the financial condition and result of operations of the Company.

Date:   May 11, 2004

/s/ Phelps C. Wood
____________________________________
Phelps C. Wood
President and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. 1350 and is not being filed as a part of the Report or as a separate disclosure document, and is not to be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.